Exhibit 99.1

Flux Power Reports Fiscal Year 2024 Second Quarter Financial Results

Operational Initiatives Result in Improvement in Gross Margins to 31%

Revenue Increased 7% to Quarterly Record of $18.3 Million

Adjusted EBITDA Improved to Positive $0.3M Moving Toward Cash Flow Breakeven

Backlog was $29.7M as of February 1, 2024

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — February 8, 2024 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal second quarter ended December 31, 2023.

Key Financial FY 2024 Second Quarter and Subsequent Operational Highlights and Business Update

($ millions)	Q2 Comparison
	Q2 2024	Q2 2023	$ Change YoY	% Change YoY
Revenue	$18.3	$17.2	$1.2	7%
Gross Profit	$5.7	$4.1	$1.6	38%
Gross Margin	31%	24%	—	700 BPS
Adjusted EBITDA	$0.3	-$0.9	$1.2	—

●	Expansion of Margins Leading to Profitability in FY2024:

○	Gross profit increased 38% in Q2’24 compared to Q2’23.

○	Gross margin increased 700 basis points in Q2’24 compared to Q2’23.

○	Adjusted EBITDA improved $1.2 million in Q2’24 compared to Q2’23.

●	Continued Revenue Expansion

○	Revenue (Shipments) increased 7% to quarterly record of $18.3 million in Q2’24 compared to Q2’23 revenue of $17.2 million.

○	New purchase orders received during the quarter reached a record $26.6 million

○	Added four new customers in material handling, including the largest wine producer in the world.

○	High demand new heavy-duty models completed UL Listing, to be launched for 2024.

○	Private Label Program for selected models launched with major forklift OEM.

○	Exploring partnership with third party on fast charging proprietary technology.

○	Commenced development of Artificial Intelligence (AI) features for SkyBMS® Telematics Platform to drive more informed decision-making around asset management and maximize operational efficiency.

■	Currently piloting with existing Fortune 500 customer for three distribution centers for data collection ROI.

○	Reached prototype stage for automation of battery cells into modules to support current high customer demand, while creating commonality and reducing inventory.

○	Partnership for international sales channel making progress.

○	Backlog (open orders) was $29.7 million as of February 1, 2024.

●	Improved Capital Structure

○	A new $2.0 million subordinated line of credit with Cleveland Capital providing additional credit support, with an extended duration to August 15, 2025.

Backlog Summary

The backlog status is a point in time measure but in total reflects underlying pacing of orders:

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
September 30, 2022	$35,020,000	$9,678,000	$17,840,000	$26,858,000
December 31, 2022	$26,858,000	$20,652,000	$17,158,000	$30,352,000
March 31, 2023	$30,352,000	$9,751,000	$15,087,000	$25,016,000
June 30, 2023	$25,016,000	$19,780,000	$16,252,000	$28,544,000
September 30, 2023	$28,544,000	$8,102,000	$14,797,000	$21,849,000
December 31, 2023	$21,849,000	$26,552,000	$18,344,000	$30,057,000

February 1, 2024, Ending Backlog $29.7 million

CEO Commentary

“The second fiscal quarter of 2024 saw ongoing momentum to both top and bottom lines, as we continue to move steadily towards profitability. While reaching record quarter revenue of $18.3 million during the quarter, we continue to see lumpiness from timing of deliveries of customer new forklift orders and interest rate variability. We improved gross profit, up 38% in the second quarter to $5.7 million, and gross margin expansion of 700 basis points to 31% compared to the year ago period and up sequentially from $4.3 million and 29%, respectively, during the first fiscal quarter of 2024. With strategic supply chain and profitability improvement initiatives, lower costs and higher volume purchasing, we are targeting gross margin improvement to continue, with a longer-term goal of 40%.

“A high priority for us remains reaching sustained cash flow breakeven, and we made good progress during the second fiscal quarter delivering positive Adjusted EBITDA of $0.3 million, an improvement of $1.2 million from an Adjusted EBITDA loss of $0.9 million in the second fiscal quarter of 2023 and sequential improvement from a loss of $1.2 million in the first fiscal quarter of 2024. Cash used for operations was also down significantly to $1.0 million in the second fiscal quarter compared to $3.1 million in the first fiscal quarter. We continue to focus on increasing profitability through revenue, gross margins, and current operating leverage.

“As of February 1, 2024, our open order backlog was $29.7 million. This reflects ongoing lead times of incoming purchase orders with the schedule of new forklift and airport Ground Support Equipment (“GSE”) deliveries. Four new customers contributed to the backlog this quarter, in both forklifts and airport GSE, as well as current customers including the largest wine producer in the world. Beyond our backlog of open orders, we are working on a pipeline of high probability orders of over $100 million which does stretch beyond the current fiscal year. However, we continue to see extended lead times for forklifts from major OEMs, while some GSE Equipment lead times are extended for certain model lines. These extended lead times have resulted in some shipment deferrals and delays in receiving anticipated orders, with current backlog of open orders exceeding $30 million for the quarter ended December 31, 2023.

“We took significant actions to strengthen our capital structure while managing our business growth and margin expansion with careful priorities as part of our strategy to enhance shareholder value. An additional $2.0 million subordinated line of credit with Cleveland Capital provides greater working capital optionality beyond our projected needs and continued confidence in our growth strategy from a long-term investor in Flux Power. We recently increased our $15 million credit facility with Gibraltar Business Capital to $16 million to support customer demand and our current business growth.

“Looking ahead, we continue to develop new customer relationships and remain confident that our growth strategies, pipeline of orders and new customers opportunities, combined with our cash profitability improvement initiatives, is leading us toward near-term profitability. We have built a robust foundation for establishing the required scale as the leading service provider for large Fortune 500 material handling fleets. We are leveraging our position with growth-oriented projects and developing partnerships with vendors, technology partners, and opportunities to further drive growth. Taken together, we believe we can continue to expand our business, long-term sustained growth and shareholder value in the year to come,” concluded Dutt.

Q2’24 Financial Results

Revenue for the fiscal second quarter of 2024 increased 7% to $18.3 million compared to $17.2 million in the fiscal second quarter of 2023, due to higher number of units of energy storage packs sold during the quarter, as well as price increases for certain energy storage units sold.

Gross profit for the fiscal second quarter of 2024 increased 38% to $5.7 million compared to a gross profit of $4.1 million in the fiscal second quarter of 2023. Gross margin increased to 31% in the fiscal second quarter of 2024 as compared to 24% in the fiscal second quarter of 2023. Gross profit improved by 38 percentage points due to lower average cost of sales per unit achieved during the quarter as a result of our gross margin improvement initiatives and revenue growth during the quarter.

Adjusted EBITDA was $0.3 million in the fiscal second quarter of 2024 as compared to a loss of $0.9 million in the fiscal second quarter of 2023, driven by the improved gross margins.

Selling & Administrative expenses increased to $4.6 million in the fiscal second quarter of 2024, as compared to $4.3 million in fiscal second quarter of 2023, primarily attributable to staff related expenses, depreciation, professional service fees, stock-based compensation, and travel expenses, partially offset by decreases in commissions, outbound shipping costs, recruiting costs, and consulting fees.

Research & Development expenses increased to $1.4 million in the fiscal second quarter of 2024, compared to $1.2 million in the fiscal second quarter of 2023, primarily due to additional engineering projects to support our products.

Net loss for the fiscal second quarter of 2024 improved 52% to $0.8 million, compared to a loss of $1.7 million in the fiscal second quarter of 2023, with improvement principally reflecting increased gross profit, offset by increased operating expenses and interest expense.

Cash was $1.6 million on December 31, 2023, as compared to $2.4 million at June 30, 2023 reflecting changes in working capital management. Available working capital includes: our line of credit as of January 31, 2024, under our $16.0 million credit facility from Gibraltar Business Capital with a remaining available balance of $6.0 million; and $2.0 million available under the subordinated line of credit with Cleveland Capital. Credit line with Gibraltar provides for expansion up to $20 million.

Net cash used in operating activities decreased by $2.1 million to $1.0 million in the three months ended December 31, 2023, compared to $3.1 million in the three months ended September 30, 2023.

Second Quarter Fiscal Year 2024 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, February 8, 2024
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13743693

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1651243&tp_key=b42dbaf500 and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through May 8, 2024.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13743693

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(814,000)	$(1,681,000)	$(2,926,000)	$(3,820,000)
Add/Subtract:
Interest, net	449,000	385,000	852,000	713,000
Depreciation and amortization	262,000	199,000	523,000	371,000
EBITDA	(103,000)	(1,097,000)	(1,551,000)	(2,736,000)
Add/Subtract:
Stock-based compensation	394,000	209,000	670,000	304,000
Adjusted EBITDA	$291,000	$(888,000)	$(881,000)	$(2,432,000)

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; statements regarding plans and expectations with respect to the Company’s registration statement on Form S-3 and any potential future offering or capital raises. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Blog: Flux Power Blog

News Flux Power News

Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	June 30, 2023
	(Unaudited)
ASSETS

Current assets:
Cash	$1,584,000	$2,379,000
Accounts receivable	12,579,000	8,649,000
Inventories, net	18,283,000	18,996,000
Other current assets	942,000	918,000
Total current assets	33,388,000	30,942,000
Right of use assets	2,482,000	2,854,000
Property, plant and equipment, net	1,680,000	1,789,000
Other assets	119,000	120,000

Total assets	$37,669,000	$35,705,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,021,000	$9,735,000
Accrued expenses	3,290,000	3,181,000
Line of credit	13,575,000	9,912,000
Deferred revenue	310,000	131,000
Customer deposits	232,000	82,000
Finance lease payable, current portion	150,000	143,000
Office lease payable, current portion	689,000	644,000
Accrued interest	130,000	2,000
Total current liabilities	28,397,000	23,830,000
Office lease payable, less current portion	1,698,000	2,055,000
Finance lease payable, less current portion	191,000	273,000

Total liabilities	30,286,000	26,158,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,532,275 and 16,462,215 shares issued and outstanding at December 31, 2023 and June 30, 2023, respectively	17,000	16,000
Additional paid-in-capital	98,847,000	98,086,000
Accumulated deficit	(91,481,000)	(88,555,000)

Total stockholders’ equity	7,383,000	9,547,000

Total liabilities and stockholders’ equity	$37,669,000	$35,705,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues	$18,344,000	$17,158,000	$33,141,000	$34,998,000
Cost of sales	12,676,000	13,050,000	23,162,000	26,942,000

Gross profit	5,668,000	4,108,000	9,979,000	8,056,000

Operating expenses:
Selling and administrative	4,593,000	4,250,000	9,318,000	8,786,000
Research and development	1,440,000	1,162,000	2,735,000	2,385,000
Total operating expenses	6,033,000	5,412,000	12,053,000	11,171,000

Operating loss	(365,000)	(1,304,000)	(2,074,000)	(3,115,000)

Other income	-	8,000	-	8,000
Interest income (expense), net	(449,000)	(385,000)	(852,000)	(713,000)

Net loss	$(814,000)	$(1,681,000)	$(2,926,000)	$(3,820,000)

Net loss per share - basic and diluted	$(0.05)	$(0.10)	$(0.18)	$(0.24)

Weighted average number of common shares outstanding - basic and diluted	16,516,700	16,020,183	16,495,727	16,008,740

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,926,000)	$(3,820,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	523,000	371,000
Stock-based compensation	670,000	304,000
Fair value of warrants issued as debt issuance cost	92,000	-
Amortization of debt issuance costs	134,000	368,000
Noncash lease expense	296,000	236,000
Allowance for inventory reserve	(2,000)	135,000
Changes in operating assets and liabilities:
Accounts receivable	(3,930,000)	(1,858,000)
Inventories	715,000	(3,380,000)
Other assets	(157,000)	(17,000)
Accounts payable	286,000	6,152,000
Accrued expenses	109,000	89,000
Accrued interest	128,000	-
Office lease payable	(312,000)	(244,000)
Deferred revenue	179,000	(82,000)
Customer deposits	150,000	(146,000)
Net cash used in operating activities	(4,045,000)	(1,892,000)

Cash flows from investing activities
Purchases of equipment	(338,000)	(344,000)
Proceeds from sale of fixed assets	-	8,000
Net cash used in investing activities	(338,000)	(336,000)

Cash flows from financing activities:
Proceeds from revolving line of credit	35,868,000	30,550,000
Payment of revolving line of credit	(32,205,000)	(28,628,000)
Payment of finance leases	(75,000)	(22,000)
Net cash provided by financing activities	3,588,000	1,900,000

Net change in cash	(795,000)	(328,000)
Cash, beginning of period	2,379,000	485,000

Cash, end of period	$1,584,000	$157,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Initial right of use asset recognition	$-	$258,000
Common stock issued for vested RSUs	$183,000	$114,000
Supplemental cash flow information:
Interest paid	$605,000	$288,000